UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

Affymetrix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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January 9, 2016

Dear Valued Distributor/Dealer Partner,

I am writing to inform you of some important and exciting news about Affymetrix. We have announced that we have signed an agreement to be acquired by Thermo Fisher, the world leader in serving science. I have attached the press release for your reference.

This is a compelling combination and we believe the transaction will bring significant benefits to all of our key stakeholders, particularly you and your customers. Affymetrix’s technologies are highly complementary with Thermo Fisher’s and present new opportunities for the combined company in targeted clinical and applied markets. In addition, we will be able to leverage Thermo Fisher’s deep relationships, particularly in biopharma, as well as its global scale and geographic reach, making it easier for us to deliver products and services anywhere in the world. Importantly, Thermo Fisher has a culture that values excellence in innovation and customer support, just as we do.

The transaction is expected to be completed by the end of the second quarter of 2016. Until then, we will continue to operate as two independent companies and there is no change to our relationship. Our approach will be business-as-usual for our distributors, dealers, customers, and other stakeholders. Rest assured that maintaining focus on helping you continue to be successful and maintaining the pace of new product development will remain our top priorities. Given the complementary nature of our technology portfolios, our shared commitment to innovation and Thermo Fisher’s strong track record of integrating businesses, we anticipate a seamless transition.

Please note that upon the transaction’s close, all existing contracts will continue to be honored in accordance with their terms. Your company contacts will remain the same and you can expect the same innovative products and quality service that you have come to rely on from Affymetrix.

You have been, and remain, a valued and important partner. We appreciate your support and look forward to the continuation of our relationship.

As always, if you have any questions, please feel free to contact me personally at david_weber@affymetrix.com or at +1-650-464-4908.

Regards,

David Weber

Chief Commercial Officer

Affymetrix, Inc.

Additional Information

In connection with the proposed merger, Affymetrix will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Affymetrix’s website at investor.Affymetrix.com or by contacting Affymetrix’s investor relations department via e-mail at investor@affymetrix.com.

Participants in the Solicitation

Affymetrix and its directors, executive officers and other members of its management and employees as well as Thermo Fisher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Affymetrix’s stockholders with respect to the merger. Information about Affymetrix’s directors and executive officers and their ownership of Affymetrix’s common stock is set forth in the proxy statement for Affymetrix’s 2015 Annual Meeting of Stockholders and Affymetrix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Information about Thermo Fisher’s directors and executive officers is set forth in the proxy statement for Thermo Fisher’s 2015 Annual Meeting of Stockholders. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Affymetrix’s directors and executive officers in the merger, which may be different than those of Affymetrix’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

Cautionary Statement Regarding Forward Looking Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; the effect of healthcare reform legislation; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to the proposed Affymetrix transaction may not materialize as expected; the Affymetrix transaction not being timely completed, if completed at all; prior to the completion of the transaction, Affymetrix’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, licensees, other business partners or governmental entities, difficulty retaining key employees, and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2014 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended September 26, 2015, each of which is on file with the SEC and available in the “Investors” section of Thermo Fisher’s website under the heading “SEC Filings” and in other documents Thermo Fisher files with the SEC, and in Affymetrix’s Annual Report on Form 10-K for the year ended December 31, 2014 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, each of which is on file with the SEC and available in the “Investors” section of Affymetrix’s website, www.Affymetrix.com, under the heading “SEC Filings” and in other documents Affymetrix files with the SEC. While Thermo Fisher or Affymetrix may elect to update forward-looking statements at some point in the future, Thermo Fisher and Affymetrix specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing either Thermo Fisher’s or Affymetrix’s views as of any date subsequent to today.